Exhibit 10.2

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of March 17, 2015, by and between Checkpoint Therapeutics, Inc. a Delaware corporation (the “Company”), and Fortress Biotech, Inc., a Delaware corporation (the “Manager” and individually a “Party” or collectively the “Parties”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to obtain certain management, advisory and consulting services from the Manager, and the Manager has agreed to perform such management, advisory and consulting services;

WHEREAS, the Parties are also entering into as of the date hereof the Founders Agreement for the transfer of the Assets (as defined in the Founders Agreement), and the execution of this Agreement is a condition to the willingness of the Manager to transfer the Assets.

WHEREAS, this Agreement has been approved by the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            Management, Advisory and Consulting Services.

1.1           Board of Directors Supervision. The activities of the Manager to be performed under this Agreement shall be subject to the supervision of the Board of Directors (“Board”) and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time-to-time. Where not required by applicable law or regulation, the Manager shall not require the prior approval of the Board to perform its duties under this Agreement. Notwithstanding the foregoing, the Manager shall not have the authority to bind the Company, and nothing contained herein shall be construed to create an agency relationship between the Company and the Manager.

1.2           Services. Subject to any limitations imposed by applicable law or regulation, the Manager shall render or cause to be rendered management, advisory and consulting services to the Company, which services may include advice and assistance concerning any and all aspects of the operations, clinical trials, financial planning and strategic transactions and financings of the Company and conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Manager shall provide and devote to the performance of this Agreement such employees, Affiliates and agents of the Manager as the Manager shall deem appropriate to the furnishing of the Services hereunder. Additionally, at the request of Manager, the Company will utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Manager, including Affiliates, employees or consultants of Manager, provided those services are offered at market prices. “Affiliate” means a person or entity that controls, is controlled by or is under common control with a party, but only for so long as such control exists. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such person or entity, whether by the ownership of at least 50% of the voting stock of such entity, or by contract or otherwise.

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1.3         Non-exclusivity, Freedom to Pursue Opportunities and Limitation on Liability.

1.3.1 Non Exclusivity. The Manager shall devote such time and efforts to the performance of Services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager on a weekly, monthly, annual or other basis. The Company acknowledges that the Manager’s Services are not exclusive to the Company and that the Manager will render similar Services to other persons and entities.

1.3.2  Freedom to Pursue Opportunities. In recognition that the Manager and its Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Manager or its Affiliates may serve as an advisor, a director or in some other capacity, and in recognition that the Manager and its Affiliates have a myriad of duties to various investors, and in anticipation that the Company and the Manager (or one or more Affiliates or clients of the Manager) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties that may confront any manager who desires and endeavors fully to satisfy such manager’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 1.3.2 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Manager.

Except as the Manager may otherwise agree in writing after the date hereof:

(i) the Manager will have the right: (A) to directly or indirectly engage in any business including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Company’s, (B) to directly or indirectly do business with any client or customer of the Company, (C) to take any other action that the Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 1.3.2, and (D) not to present potential transactions, matters or business opportunities to the Company, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) the Manager and its officers, employees, partners, members, other clients, Affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or to refrain from any action specified in Section 1.3.2(i), and the Company on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require the Manager or any of its Affiliates to act in a manner inconsistent with the provisions of this Section 1.3.2.

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(iii) Neither the Manager nor any officer, director, employee, partner, member, stockholder, Affiliate or associated entity thereof will be liable to the Company for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 1.3.2 or of any such person’s participation therein.

  1.3.3   Limitation of Liability. In no event will the Manager or any of its Affiliates be liable to the Company for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the Services to be provided by the Manager hereunder. The Manager’s liability shall be limited to direct damages not to exceed the total fees paid to Manager for the Services provided to the Company through the date of any claim.

2.             Term.     The Manager shall provide the Services set forth in Section 1 above from the date hereof until the earlier of (a) termination of this Agreement by mutual agreement of the Manager and the Company and (b) the 5th anniversary of this Agreement; provided that this Agreement shall be automatically extended for additional five year periods unless the Manager or the Company provides written notice of its desire not to automatically extend the term of this Agreement to the other Parties hereto at least ninety (90) days prior to such date (such period, the “Term”).

No termination of this Agreement, whether pursuant to this Section 2 or otherwise, will affect the Company’s duty to pay any Management Fee (as defined herein in Section 3) accrued, or to reimburse any cost or expense incurred pursuant to Section 4 hereof, prior to the effective date of such termination. Upon termination of this Agreement, the Manager’s right to receive any further Management Fee or reimbursement for costs and expenses that have not accrued or been incurred to the date of termination shall cease and terminate. Additionally, the obligations of the Company under Section 4 (Expenses), Section 7 (Indemnification), the provisions of Section 1.3.2 above (whether in respect of or relating to Services rendered prior to termination of this Agreement or in respect of or relating to any Services provided after termination of this Agreement) and the provisions of Section 14 (Governing Law) will also survive any termination of this Agreement to the maximum extent permitted under applicable law.

3.             Compensation.

  3.1           In consideration of the management, consulting and financial services to be rendered, the Company will pay to the Manager an annual base management and consulting fee in cash in the aggregate amount of five hundred thousand dollars ($500,000) (the “Annual Consulting Fee”), payable in advance in equal quarterly installments on the first business day of each calendar quarter in each year, provided, that such Annual Consulting Fee shall be increased to $1,000,000 for each calendar year in which the Company has Net Assets in excess of $100,000,000 at the beginning of the calendar year. For purposes of this Agreement, “Net Assets” shall mean the difference between total assets on the one hand and current liabilities and non-capitalized long-term liabilities on the other hand.

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The fees due to Manager pursuant to this Section 3.1 shall be referred to as the “Management Fee.” Notwithstanding the foregoing, the first Annual Consulting Fee payment shall be made on the first business day of the calendar quarter immediately following the completion of the first equity financing for the Company that is in excess of $10,000,000 in gross proceeds. The first payment shall include all amounts in arrears from the date hereof through such payment as well as the amounts in advance for such first quarterly payment.

  3.2           Any payment pursuant to this Section 3 shall be made in cash by wire transfer(s) of immediately available funds to or among one or more accounts as designated from time-to-time by the Manager to the Company in writing.

4.             Expenses. Actual and direct out-of-pocket expenses reasonably incurred by the Manager and its personnel in performing the Services shall be reimbursed to the Manager by the Company upon the delivery to the Company of an invoice, receipt or such other supporting data as the Company reasonably shall require. The Company shall reimburse the Manager by wire transfer of immediately available funds for any amount paid by the Manager, which shall be in addition to any other amount payable to the Manager under this Agreement.

5.             Reserved.

6.             Decisions and Authority of the Manager.

  6.1           No Liability. The Company reserves the right to make all decisions with regard to any matter upon which the Manager has rendered advice and consultation, and there shall be no liability of the Manager for any such advice accepted by the Company pursuant to the provisions of this Agreement. The Manager will not be liable for any mistakes of fact, errors of judgment or losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of the Manager), except to the extent caused by intentional misconduct of the Manager as finally determined by a court of competent jurisdiction.

  6.2           Independent Contractor. The Manager shall act solely as an independent contractor and shall have complete charge of its respective personnel engaged in the performance of the Services under this Agreement. Neither the Manager nor its officers, employees or agents will be considered employees or agents of the Company or any of its respective subsidiaries as a result of this Agreement. As an independent contractor, the Manager shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Agreement shall result in the Manager or any of its partners or members or any of their Affiliates, investment managers, investment advisors or partners being a partner of or joint venturer with the Company.

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7.           Indemnification.

7.1           Indemnification. The Company shall (i) indemnify the Manager and its respective Affiliates, directors, officers, employees and agents (collectively, the “Indemnified Party”), to the fullest extent permitted by law, from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (“Indemnified Liabilities”) to which the Indemnified Party may become subject, directly or indirectly caused by, related to or arising out of the Services or any other advice or Services contemplated by this Agreement or the engagement of the Manager pursuant to, and the performance by such Manager of the Services contemplated by, this Agreement, and (ii) promptly reimburse the Indemnified Party for Indemnified Liabilities as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or Manager and whether or not resulting in any liability. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

7.2           Limited Liability. The Company shall not be liable under the indemnification contained in Section 7.1 hereof with respect to the Indemnified Party to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted directly from the Indemnified Party’s willful misconduct or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of its securities or its creditors related to or arising out of the engagement of the Manager pursuant to, or the performance by the Manager of the Services contemplated by, this Agreement.

8.           Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with a hard copy sent to the recipient by reputable overnight courier service (charges prepaid)) if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day, (iii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient if received via electronic mail before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day after such receipt. Such notices, demands and other communications shall be sent to the address for such recipient indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

 Notices to the Manager

 3 Columbus Circle, 15th Floor

 New York, NY 10023

 Attn: Lindsay A. Rosenwald, MD

 lr@fortressbiotech.com

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 Notices to the Company:

 3 Columbus Circle, 15th Floor

 New York, NY 10023

 Attn: Michael S. Weiss

 mw@fortressbiotech.com

9.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such terms, provisions, covenants and restrictions which may be hereafter declared invalid, illegal, void or unenforceable.

10.          Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

11.          Counterparts. This Agreement may be executed in multiple counterparts, and any Party may execute any such counterpart, each of which when executed and delivered will thereby be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument. The delivery of this Agreement may be effected by means of an exchange of facsimile or portable document format (.pdf) signatures.

12.          Amendments and Waiver. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by both the Company and the Manager. No waiver on any one occasion will extend to, effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any Party hereto.

13.          Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto will bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not. Neither the Company nor the Manager may assign its rights or delegate its obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, that the Manager may assign this Agreement to any of its Affiliates.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of New York.

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15.          Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the Parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the Parties hereto to the waiver of its right to trial by jury.

16.          No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

17.          Headings; Interpretation. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

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IN WITNESS WHEREOF, the Parties hereto have executed this Management Services Agreement as of the date first written above.

CHECKPOINT THERAPEUTICS, INC.

By:
Name:	Michael S. Weiss
Title:	President

FORTRESS BIOTECH, INC.

By:
Name:	Lindsay A. Rosenwald, MD
Title:	President

Signature Page to Management Services Agreement